Exhibit 99.2

Ventas, Inc.	10350 Ormsby Park Place, Suite 300	Louisville, Kentucky 40223	(502) 357.9000	(502) 357.9001 Fax

Contacts:	Debra A. Cafaro
Chairman, President and CEO
or
Richard A. Schweinhart
Executive Vice President and CFO
(502) 357-9000

VENTAS PRICES $200 MILLION OF 3 7/8% CONVERTIBLE SENIOR NOTES DUE 2011

Proceeds to Be Used to Pay Down Bank Debt and For General Corporate Purposes

LOUISVILLE, KY (November 27, 2006) – Ventas, Inc. (NYSE: VTR) (the “Company”) said today that it has priced a private offering of $200 million aggregate principal amount of 3 7/8% Convertible Senior Notes due 2011. The sale of the notes is expected to occur on December 1, 2006. An additional $30 million aggregate principal amount of notes may be purchased, at the option of the initial purchasers, within 13 days.

The notes will mature on November 15, 2011 and will be senior, unsecured obligations, ranking pari passu with all existing and future senior unsecured indebtedness of the Company. The notes will also be guaranteed, on a senior unsecured basis, by Ventas Realty, Limited Partnership and certain of the Company’s other direct and indirect subsidiaries. Interest on the notes will be payable semiannually on May 15 and November 15 of each year, commencing on May 15, 2007.

The Company said it currently intends to use the net proceeds of the offering to repay indebtedness under its revolving credit facility and for working capital and other general corporate purposes.

Prior to September 15, 2011, upon the occurrence of specified events, the notes will be convertible at the option of the holder into cash and, in certain circumstances, shares of the Company’s common stock at an initial conversion rate of 22.1867 shares per $1,000 principal amount of notes (which equates to an initial conversion price of approximately $45.07 per share). On or after September 15, 2011, the notes will be convertible at any time prior to the second business day prior to maturity at the option of the holder into cash and, in certain circumstances, shares of the Company’s common stock at the above initial conversion rate. The initial conversion rate is subject to adjustment in certain circumstances.

The notes will not be redeemable at the option of the Company, except to preserve the Company’s status as a REIT.

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Ventas Prices $200 Million of 3 7/8% Convertible

Senior Notes due 2011

November 27, 2006

If the Company undergoes certain change in control transactions, holders may require the Company to repurchase all or a portion of their notes at a purchase price equal to the principal amount of the notes to be repurchased plus unpaid interest (including additional interest, if any) accrued to the repurchase date.

On November 27, 2006, the closing sale price of the Company’s common stock as reported on the New York Stock Exchange was $37.56.

The notes will be sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes and the shares of the Company’s common stock issuable upon conversion of the notes have not been registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release is neither an offer to sell nor the solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Ventas, Inc. is a leading healthcare real estate investment trust. Its diverse portfolio of properties located in 43 states includes independent and assisted living facilities, skilled nursing facilities, hospitals and medical office buildings. More information about Ventas can be found on its website at http://www.ventasreit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.’s (“Ventas” or the “Company”) and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. Factors that may affect the Company’s plans or results include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers and other third parties to meet and/or perform the obligations under their various contractual arrangements with the Company; (b) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”), Brookdale Living Communities, Inc. (together with its subsidiaries, “Brookdale”) and Alterra Healthcare Corporation (together with its subsidiaries, “Alterra”) to meet and/or perform their obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities under the Company’s respective contractual arrangements with Kindred, Brookdale and Alterra; (c) the ability of the Company’s operators, tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities; (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (e) the nature and extent

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Ventas Prices $200 Million of 3 7/8% Convertible

Senior Notes due 2011

November 27, 2006

of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s cost of borrowing; (h) the ability of the Company’s operators to deliver high quality care and to attract patients; (i) the results of litigation affecting the Company; (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (k) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company’s interest rate swap agreement; (m) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (n) final determination of the Company’s taxable net income for the year ending December 31, 2006; (o) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, including without limitation Kindred’s willingness to renew any or all of its bundles of leased properties expiring in 2008, and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants; (p) year-over-year changes in the Consumer Price Index and the effect of such changes on the rent escalator for Master Lease 2 with Kindred and the Company’s earnings; and (q) the impact on the liquidity, financial condition and results of operations of the Company’s operators, tenants and borrowers resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of the Company’s operators, tenants and borrowers to accurately estimate the magnitude of such liabilities. Many of such factors are beyond the control of the Company and its management.

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